Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-41343) on Form S-8 of our report dated June 28, 2022, with respect to the financial statements (and financial statement schedule) of the SEI Capital Accumulation Plan.

/s/ KPMG LLP
Philadelphia, Pennsylvania
June 28, 2022

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